UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

Grow Capital, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-53548	86-0970023
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

2485 Village View Drive, Suite 180
Henderson, NV 89074
Phone: (702) 830-7919
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ___

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ___

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2019 (the “Closing Date”), Grow Capital, Inc. (the “Company”), a Nevada corporation, entered into a membership interest purchase agreement (the “Purchase Agreement”) with the Wayne A. Zallen Trust u/a/d/ 10/24/2014 (the “Purchaser”) pursuant to which the Company sold all of the Company’s membership interests in the Company’s wholly-owned subsidiary, WCS Enterprises, LLC, an Oregon limited liability company (“WCS”), for an aggregate purchase price (the “Purchase Price”) of $782,450.00 (the “Transaction”).  The Purchaser paid the Purchase Price by transferring to the Company 8,693,888 shares (the “Payment Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”), valued at $0.09 per share.  Wayne Zallen, the trustee and a beneficiary of the Purchaser, is the former Chief Executive Officer of the Company and the former Chairman of the Company’s board of directors, and collectively the Purchaser and Mr. Zallen held more than 5% of the Company’s Common Stock prior to the completion of the Transaction.  The Purchase Agreement also provided that the Purchaser would transfer to the Company an additional 400,000 shares of Common Stock (the “Rent Shares”) to pay the $36,000 in back rent owed by Purchaser to the Company.  The Company will retire the Payment Shares and the Rent Shares after receiving them from Purchaser.  After doing so, the Company will have 241,617,016 shares of Common Stock issued and outstanding.

Additionally, under the Purchase Agreement, the Purchaser and Mr. Zallen agreed to certain limitations on the sale of their remaining shares of the Company’s Common Stock for a period following the Closing Date (the “Lock-up”).  Under the terms of the Lock-up, the Purchaser and Mr. Zallen will collectively have a certain number of shares released from the Lock-up every three months, as set forth in the following table.  Additionally, under the Lock-up, the Purchaser and Mr. Zallen are prohibited from collectively selling more shares in a day than the number of shares equal to ten percent of the trailing average 60-day trading volume for the Common Stock.

Release Date	Number of Shares Released
Closing Date	500,000
3 Month Anniversary of the Closing Date	1,000,000
6 Month Anniversary of the Closing Date	1,500,000
9 Month Anniversary of the Closing Date	2,000,000
12 Month Anniversary of the Closing Date	2,500,000
15 Month Anniversary of the Closing Date	2,500,000
18 Month Anniversary of the Closing Date	2,500,000
21 Month Anniversary of the Closing Date	2,500,000

The Purchase Agreement also contains customary representations, warranties and covenants from the parties (including certain limited indemnification, non-competition and non-solicitation provisions applicable to the Company and its affiliates).

In connection with the Transaction, the Company and Mr. Zallen also entered into a separation and release of claims agreement (the “Release”) pursuant to which the Company and Mr. Zallen provided a mutual release of claims against the other party and such party’s affiliates, including all claims related to Mr. Zallen’s service as an officer, employee, and director of the Company.

The foregoing descriptions of the Purchase Agreement and the Release are a summary and are qualified in their entirety by reference to the Purchase Agreement and the Release filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Company issued a press release announcing the Transaction on October 2, 2019, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01: Completion of Disposition of Assets

The information required by this Item is included under Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

10.1	Membership Interest Purchase Agreement, dated September 30, 2019, by and between Grow Capital, Inc., WCS Enterprises, LLC, and the Wayne A. Zallen Trust u/a/d 10/24/2014
10.2	Separation and Release of Claims Agreement, dated September 30, 2019, by and between the Company and Wayne Zallen
99.1	Press Release of Grow Capital, Inc., dated October 2, 2019

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grow Capital, Inc.

By: /s/ Jonathan Bonnette

Jonathan Bonnette
Chief Executive Officer

Dated: October 2, 2019